UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

Vincera Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Great America Parkway Suite 100 #29 Santa Clara	CA 95054
(Address of principal executive offices)	(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value per share, and one Warrant exercisable for one-half of one share of Common Stock at an exercise price of $11.50 per share	VINCU	The Nasdaq Stock Market LLC
Common Stock	VINC	The Nasdaq Stock Market LLC
Warrants	VINCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

Due to the large number of events reported under the specified items of Form 8-K, this Current Report on Form 8-K is being filed in two parts. An amendment to this Form 8-K is being submitted for filing on the same date to include additional matters under Item 5.05 of Form 8-K.

On December 23, 2020 (the “Closing Date”), Vincera Pharma, Inc., a Delaware corporation (f/k/a LifeSci Acquisition Corp. (“LSAC”)) (the “Company”), consummated the previously announced merger pursuant to that certain Merger Agreement, dated September 25, 2020 (the “Merger Agreement”), by and among LSAC, LifeSci Acquisition Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of LSAC (“Merger Sub”), VNRX Corp. (f/k/a Vincera Pharma, Inc.), a Delaware corporation (“Legacy Vincera Pharma”), and Raquel E. Izumi, as the representative of the stockholders of Legacy Vincera Pharma (such stockholders, the “Legacy Holders”).

Pursuant to the terms of the Merger Agreement, a business combination between LSAC and Legacy Vincera Pharma was effected through the merger of Merger Sub with and into Legacy Vincera Pharma, with Legacy Vincera Pharma surviving the Merger (as defined below) and becoming a wholly-owned subsidiary of the Company and changing its name to VNRX Corp. (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date, the Company changed its name from LifeSci Acquisition Corp. to Vincera Pharma, Inc.

Immediately prior to the effective time of the Merger (the “Effective Time”), each share of Legacy Vincera Pharma’s common stock, par value $0.0001 per share (“Legacy Vincera Pharma Common Stock”), other than any Dissenting Shares (as defined in the Merger Agreement), was canceled and the Legacy Holders received (i) 0.570895 shares of the Company’s common stock, $0.0001 par value per share (“Company Common Stock”), for each share of Legacy Vincera Pharma Common Stock held by them immediately prior to the Effective Time and (ii) certain rights to additional shares of Company Common Stock (the “Earnout Shares”) after the closing of the Business Combination.

The Legacy Holders are entitled to receive Earnout Shares after the closing of the Business Combination if the daily volume-weighted average price of Company Common Stock equals or exceeds the following prices for any 20 trading days within any 30 trading-day period (the “Trading Period”) following the closing of the Business Combination: (1) during any Trading Period prior to the forty-two (42) month anniversary of the closing of the Business Combination, upon achievement of a daily volume-weighted average price of at least $20.00 per share, such number of shares of Company Common Stock as equals the quotient of $20.0 million divided by the Closing Price Per Share (as defined in the Proxy Statement (as defined below)); (2) during any Trading Period prior to the six (6) year anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $35.00 per share, such number of shares of Company Common Stock as equals the quotient of $20.0 million divided by the Closing Price Per Share; and (3) during any Trading Period prior to the eight (8) year anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $45.00 per share, such number of shares of Company Common Stock as equals the quotient of $20.0 million divided by the Closing Price Per Share. A total of 90.6% of (rounded to the nearest whole share) of the Earnout Shares then earned and issuable shall be issued to the Legacy Holders on a pro-rata basis based on the percentage of the number of shares of Legacy Vincera Pharma Common Stock owned by them immediately prior to the closing of the Business Combination, and the remaining Earnout Shares that would otherwise have been issuable shall not be issuable to the Legacy Holders but in lieu thereof the number of authorized shares available for issuance under the Vincera Pharma, Inc. 2020 Stock Incentive Plan shall be automatically increased by an equivalent number of shares of Company Common Stock.

The aggregate value of the shares of Company Common Stock received by the Legacy Holders pursuant to the Merger Agreement was $55.0 million and the aggregate value of Earnout Shares that the Legacy Holders are eligible to receive, subject to certain conditions, is an aggregate of up to $60.0 million.

A description of the Business Combination and the terms of the Merger Agreement are included in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December  7, 2020 (the “Proxy Statement”) in the sections entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 89 and “The Merger Agreement” beginning on page 102 of the Proxy Statement.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement

In connection with the Business Combination, on December 23, 2020, the Company, the Legacy Holders, LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other stockholders of the Company entered into an Amended and Restated Registration and Stockholder Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement are described in the Proxy Statement in the section entitled “The Merger Agreement—Related Agreements Other Agreements Relating to the Business Combination—Registration Rights Agreement” on page 107 of the Proxy Statement. Pursuant to the Registration Rights Agreement, the parties thereto hold registration rights that obligate the Company to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), all or any portion of Company Common Stock issued under the Merger Agreement, including any Earnout Shares. Such parties holding a majority-in-interest of all such registrable securities are entitled to make a written demand for up to three registrations under the Securities Act of all or part of the registrable securities. Under the Registration Rights Agreement, if the Company proposes to file a registration statement under the Securities Act with respect to its securities, the Company shall give notice to the holders of registrable securities as to the proposed filing and offer such holders an opportunity to register the resale of such number of their registrable securities as they request in writing, subject to certain exceptions. In addition, subject to certain exceptions, such holders of registrable securities will be entitled to request in writing that the Company register the resale of any or all of their registrable securities on Form S-3 and any similar short-form registration statement that may be available at such time.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.4 and incorporated herein by reference.

Lock-up Agreements

In connection with the Business Combination, on December 23, 2020, the Company and the Legacy Holders entered into Resale Lock-up Agreements (each, a “Lock-up Agreement”), with respect to the shares of Company Common Stock received pursuant to the Business Combination or during the Lock-up Period (as defined below) (such shares, the “Lock-up Shares”). The terms of the Lock-up Agreements are described in the Proxy Statement in the section entitled “The Merger Agreement—Related Agreements Other Agreements Relating to the Business Combination—Lock-up Agreements” on page 106 of the Proxy Statement. The Lock-up Agreements provide for the securities of the Company held by the Legacy Holders to be locked-up for a period of six months following the Closing Date (the “Lock-up Period”), subject to certain exceptions.

The foregoing description of the Lock-up Agreements is qualified in its entirety by the full text of the Lock-up Agreements, a form of which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Voting and Support Agreement

In connection with the Business Combination, on December 23, 2020, the Legacy Holders, LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other stockholders of the Company entered into a Voting and Support Agreement (the “Voting Agreement”). The terms of the Voting Agreement are described in the Proxy Statement in the section entitled “The Merger Agreement—Related Agreements Other Agreements Relating to the Business Combination—Voting Agreement” on page 108 of the Proxy Statement. Under the Voting Agreement,  such parties agreed to vote or cause to be voted all shares owned by them from time to time that may be voted in the election of the Company’s board of directors (the “Board”), and cause their director designees, to ensure that (i) the size of the Board is set and remains at nine directors, (ii) seven persons nominated by the Legacy Holders and two persons nominated by stockholders of the Company who are parties to the Voting Agreement are elected to the Board and (iii) no member of the Board is removed without the approval of the stockholders entitled to designate such director. The Voting Agreement will terminate upon the earliest to occur of (x) the written consent of the Company and a majority-in-interest of each of the Legacy Holders and stockholders of the Company who are parties to the Voting Agreement, (y) the consummation of an acquisition of the Company or (z) five years following the Closing Date.

The foregoing description of the Voting Agreement is qualified in its entirety by the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 4.5 and incorporated herein by reference.

Bayer License Agreement

On the Closing Date, Legacy Vincera Pharma’s exclusive license agreement with Bayer AG and an entity affiliated with Bayer AG (collectively, “Bayer”), dated as of October 7, 2020 (the “Bayer License Agreement”), became effective. The terms of the Bayer License Agreement are described in the Proxy Statement in the section entitled “Vincera Pharma’s Business—Bayer License Agreement” on page 161 of the Proxy Statement, and is incorporated herein by reference. Pursuant to the Bayer License Agreement, Bayer granted the Company an exclusive, royalty-bearing, worldwide license under certain Bayer patents and know-how to develop, use, manufacture, commercialize, sublicense and distribute, for all uses in the cure, mitigation, treatment or prevention of diseases or disorders in humans or animals, (i) a clinical-stage small molecule drug platform, including VIP152 (formerly known as BAY 1251152), a PTEFb inhibitor compound, and (ii) a preclinical stage bioconjugations/next-generation ADC platform, including VIP924 (formerly BAY-924), a SMDC, VIP943 (formerly known as BAY-943) next-generation ADC compounds. These platforms currently comprise the Company’s entire product candidate pipeline.

The foregoing description of the Bayer License Agreement is qualified in its entirety by the full text of the Bayer License Agreement, a redacted copy of which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Indemnification Agreements

In connection with the Business Combination, on December 23, 2020, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

At a special meeting of stockholders of the Company held on December 22, 2020 (the “Special Meeting”), the Company’s stockholders approved the Business Combination. The Business Combination was completed on December 23, 2020.

As of the Closing Date and following the completion of the Business Combination, the Company had the following outstanding securities:

•	approximately 13,984,441 shares of Company Common Stock;

•	approximately 6,563,767 public warrants, each exercisable for one-half of one share of Company Common Stock at a price of $11.50 per share (the “Public Warrants”);

•	approximately 3,570,000 private warrants, each exercisable for one share of Company Common Stock at a price of $11.50 per share (the “Private Warrants”); and

•

approximately 2,760,011 units, each consisting of one share of Company Common Stock and one Public Warrant (the “Units”), with such component shares of Company Common Stock and Public Warrants included in the Company Common Stock and Public Warrant totals above.

FORM 10 INFORMATION

Prior to the closing of the Business Combination, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. Upon the closing of the Business Combination, the Company became a holding company whose only assets consist of equity interests in Legacy Vincera Pharma.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to:

•	the expected benefits of the Business Combination;

•	the Company’s financial and business performance following the Business Combination;

•	strategic plans for the Company’s business, products and technology;

•	the Company’s ability to develop or commercialize products;

•	expected results and timing of the clinical trials and nonclinical studies;

•	the Company’s ability to comply with the Bayer License Agreement;

•	developments and projections relating to the Company’s competitors and industry;

•	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	the Company’s ability to retain key scientific or management personnel;

•	expectations regarding the time during which the Company will be an emerging growth company under the Jumpstart Our Business Startups Act;

•	the Company’s future capital requirements and sources and uses of cash;

•	the Company’s ability to obtain funding for its operations;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	the Company’s business, expansion plans and opportunities; and

•	changes in applicable laws or regulations.

Forward-looking statements appear in several places in this Current Report on Form 8-K and in the Proxy Statement, including, without limitation, in the sections entitled “Trading Market and Dividends,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Vincera Pharma” and “Vincera Pharma’s Business” in the Proxy Statement.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•

the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the Company’s ability to develop, grow and manage growth following the Business Combination;

•	risks associated with preclinical or clinical development conducted prior to the Company’s in-licensing;

•	risks related to the rollout of the Company’s business and the timing of expected business milestones;

•	changes in the assumptions underlying the Company’s expectations regarding its future business or business model;

•	the Company’s ability to develop and commercialize product candidates;

•	general economic, financial, legal, political and business conditions and changes in domestic and foreign markets;

•	changes in applicable laws or regulations;

•	the impact of health epidemics, including the COVID-19 pandemic, on the Company’s business;

•	the size and growth potential of the markets for the Company’s products, and the Company’s ability to serve those markets;

•	market acceptance of the Company’s planned products;

•	the Company’s ability to raise capital;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties set forth in the Proxy Statement in the section entitled “Risk Factors” beginning on page 31 of the Proxy Statement, which is incorporated herein by reference.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this Current Report on Form 8-K. The Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

Business and Properties

The business and properties of LSAC and Legacy Vincera Pharma prior to the Business Combination are described in the Proxy Statement in the sections entitled “LSAC’s Business” beginning on page 183 and “Vincera Pharma’s Business” beginning on page 140 of the Proxy Statement, and are incorporated herein by reference.

As of the Closing Date, the Company had 15 full-time equivalent employees located in the United States.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 31 of the Proxy Statement, and is incorporated herein by reference.

Selected Historical Financial Information

The selected historical financial information of Legacy Vincera Pharma as of December 31, 2019 and for the period from March 1, 2019 (inception) through December 31, 2019, and the historical condensed financial information as of September 30, 2020 and for the nine months ended September  30, 2020, are included in the Proxy Statement in the section entitled “Selected Historical Financial Information of Vincera Pharma” beginning on page 25 of the Proxy Statement, and are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2019 and as of and for the nine months ended September 30, 2020 is set forth in Exhibit 99.2 hereto and incorporated herein by reference

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Legacy Vincera Pharma prior to the Business Combination is included in the Proxy Statement in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vincera Pharma” beginning on page 122 of the Proxy Statement, and is incorporated herein by reference.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers effective as of the Closing Date is set forth in the Proxy Statement in the sections entitled “Directors, Executive Officers, Executive Compensation and Corporate Governance—Directors and Executive Officers After the Business Combination” beginning on page 189 and “Directors, Executive Officers, Executive Compensation and Corporate Governance—Compensation of Directors and Executive Officers of Vincera Pharma” beginning on page 200 of the Proxy Statement, and are incorporated herein by reference.

Directors

Effective as of the Effective Time, in connection with the Business Combination, the size of the Board was set at nine members and Dr. Ahmed M. Hamdy, Dr. Raquel E. Izumi, Laura I. Bushnell, Dr. Brian J. Druker, Dr. John H. Lee, Dr. Mark A. McCamish, Christopher P. Lowe and Francisco D. Salva were appointed to serve as directors of the Company. Each of Barry Dennis, David Dobkin, Jonas Grossman, Michael Rice, Dr. Brian Schwartz, Karin Walker and Dr. John Ziegler resigned as directors of the Company effective as of the Effective Time. Dr. Andrew I. McDonald continues to serve as a director of the Company. Dr. Izumi, Ms. Bushnell and Dr. McCamish were appointed to serve as Class I directors, with terms expiring at the Company’s 2021 annual meeting of stockholders; Dr. Lee, Mr. Lowe and Mr. Salva were appointed to serve as Class II directors, with terms expiring at the Company’s 2022 annual meeting of stockholders; and Drs. Hamdy, Druker and McDonald were appointed to serve as Class  III directors, with terms expiring at the Company’s 2023 annual meeting of stockholders. Biographical information for these individuals is set forth in the Proxy Statement in the section entitled “Directors, Executive Officers, Executive Compensation and Corporate Governance—Directors and Executive Officers After the Business Combination” beginning on page 189 of the Proxy Statement, and is incorporated herein by reference.

Independence of Directors

The Company is a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq listing rules”). As a result, the Company qualifies for exemptions from certain corporate governance requirements under the Nasdaq listing rules, including the requirements that it have a board composed of a majority of “independent directors,” as defined under such rules, and a compensation committee and a nominating and corporate governance committee that are each composed entirely of independent directors. Even though the Company is a controlled company, it intends to comply with the rules of the SEC and Nasdaq relating to such independence requirements with respect to the composition of the Board, compensation committee and nominating and corporate governance committee, as applicable, to companies which are not “controlled companies.”

The Board has determined that each the directors of the Company other than Drs. Hamdy, Izumi and McDonald qualify as independent directors, as defined under the Nasdaq listing rules, and that the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq listing rules relating to director independence requirements. Information with respect to the director independence is set forth in the Proxy Statement in the section entitled “Directors, Executive Officers, Executive Compensation and Corporate Governance—Directors and Executive Officers After the Business Combination—Director Independence” beginning on page 197 of the Proxy Statement, and is incorporated herein by reference.

Committees of the Board of Directors

Effective as of as of the Effective Time, the standing committees of the Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees reports to the Board.

Effective as of the Effective Time, the Board appointed Ms. Bushnell, Dr. Lee and Mr. Lowe to serve on the audit committee, with Mr. Lowe as chair of the audit committee. The Board appointed Dr. McCamish and Mr. Salva to serve on the compensation committee, with Dr. McCamish as chair of the compensation committee. The Board appointed Dr. Druker and Mr. Salva to serve on the nominating and corporate governance committee, with Mr. Salva as chair of the nominating and corporate governance committee.

Executive Officers

Effective as of the Effective Time, in connection with the Business Combination, the Board appointed Dr. Ahmed M. Hamdy to serve as President, Chief Executive Officer and Chairman of the Board, Dr. Raquel E. Izumi to serve as Chief Operations Officer and Secretary and Alexander A. Seelenberger to serve as Chief Financial Officer of the Company. Each of Dr. Andrew I. McDonald, Michael Rice and David Dobkin resigned as Chief Executive Officer and Chairman, Chief Operating Officer and Chief Financial Officer, respectively, effective as of the Effective Time. Biographical information for the executive officers is set forth in the Proxy Statement in the section entitled “Directors, Executive Officers, Executive Compensation and Corporate Governance—Directors and Executive Officers After the Business Combination—Executive Officers” beginning on page 189 of the Proxy Statement, and is incorporated herein by reference.

Director Compensation

The Board designed the Company’s non-employee director compensation program to reward directors for their contributions to the Company’s success, align the director compensation program with stockholder interests and the Company’s executive compensation program, and provide competitive compensation necessary to attract and retain high quality non-employee directors. The Board expects to review director compensation periodically to ensure that director compensation remains competitive such that the Company can recruit and retain qualified directors.

Following the closing of the Business Combination, non-employee directors of the Company will be entitled to the following compensation for their service on the Board: (i) an annual cash retainer of  $25,000, to be paid in quarterly installments; (ii) a non-statutory stock option to purchase 20,000 shares of Company Common Stock, prorated upon initial election to the Board if such initial election occurs other than at an annual meeting of the Company’s stockholders, and then each year thereafter at the annual meeting of the Company’s stockholders; (iii) an annual cash retainer of $15,000 for the chair of the audit committee, $10,000 for the chair of the compensation committee and $10,000 for the chair of the nominating and corporate governance committee; and (iv) an annual cash retainer of $5,000 for other members of the audit committee, compensation committee and nominating and corporate governance committee.

Each stock option will be granted on the date of the first meeting of the Board held following the Company’s annual meeting of stockholders, commencing with the annual meeting of stockholders of the Company to be held in 2021. Each prorated stock option granted upon a director’s initial election other than at an annual meeting of the Company’s stockholders will be granted as soon as practical following such initial election. The exercise price of the stock option shall be the closing price of Company Common Stock on the date of grant, as reported by the Nasdaq Stock Market LLC, and will vest in full on the earlier of (i) the next annual meeting of the Company’s stockholders following the grant date and (ii) the first anniversary of the grant date. Equity compensation under the director compensation program will be subject to the annual limits on non-employee director compensation set forth in the Vincera Pharma, Inc. 2020 Stock Incentive Plan (the “2020 Plan”). In addition, each equity award granted to the eligible directors under the director compensation program will vest in full immediately prior to the occurrence of a change in control (as defined in the 2020 Plan) to the extent outstanding at such time, subject to continued service through the closing of such change in control.

The Company’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings or performing other services in their capacities as directors. The Company does not provide tax gross-up payments to members of the Board.

Executive Compensation

On the Closing Date, the Company entered into individual employment agreements with its executive officers, Dr. Ahmed M. Hamdy, Dr. Raquel E. Izumi and Alexander A. Seelenberger. Details of the employment agreements are outlined below.

Agreement with Ahmed M. Hamdy

On December 23, 2020, Dr. Ahmed M. Handy entered into an employment agreement with the Company to serve as President, Chief Executive Officer and Chairman of the Board. Dr. Hamdy’s employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Dr. Hamdy’s annual base salary is $460,000. Dr. Hamdy’s employment agreement provides that he is eligible to participate in the Company’s health and welfare benefit plans maintained for the benefit of Company employees. Subject to the terms and conditions established by the Board for such bonus plan, Dr. Hamdy is eligible to receive an annual bonus with an initial target of 35% of his then-applicable base salary, subject to increase (but not decrease) in light of Dr. Hamdy’s performance, external market conditions, the Company’s financial condition and performance and such other factors as the Board deems appropriate. Dr. Hamdy’s employment agreement contains customary confidentiality, non-solicitation and intellectual property assignment provisions.

Pursuant to the employment agreement, in the event that Dr. Hamdy is terminated without Cause (as defined in the employment agreement), as a result of death or Disability (as defined in the employment agreement), or Dr. Hamdy resigns for Good Reason (as defined in the employment agreement), and subject to Dr. Hamdy’s delivery of an effective release of claims, Dr. Hamdy will be entitled to receive: (1) a lump sum cash payment, less applicable withholding taxes, in an amount equal to (a) one and one-half times his then-current base salary and (b) one and one-half times his then-current target bonus for the fiscal year in which such termination occurred as if all performance goals were achieved; (2) the acceleration in full of all unvested Equity Awards (as defined in the employment agreement) that would have been vested if Dr. Hamdy had continued his employment for a period of 12 continuous months following his termination date, other than any performance-based Equity Awards, which will accelerate only to the extent provided in the applicable award agreement; and (3) at Dr. Hamdy’s election, until the earlier of 18 months following his termination date or the date he becomes eligible for group health insurance through a new employer, continuation of health insurance coverage under COBRA and monthly cash payments equal to the costs of such COBRA benefits coverage, less applicable withholding taxes. In the event that Dr. Hamdy is terminated without Cause or resigns for Good Reason within three months prior to, or within 12 months following, the consummation of a Change in Control (as defined in the employment agreement), he shall be entitled to receive the above payments, provided that all Equity Awards subject to time-based vesting will vest with respect to 100% of the shares underlying such Equity Awards.

Agreement with Raquel E. Izumi

On December 23, 2020, Dr. Raquel E. Izumi entered into an employment agreement with the Company to serve as Chief Operations Officer. Dr. Izumi’s employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Dr. Izumi’s annual base salary is $430,000. Dr. Izumi’s employment agreement provides that she is eligible to participate in the Company’s health and welfare benefit plans maintained for the benefit of Company employees. Subject to the terms and conditions established by the Board for such bonus plan, Dr. Izumi is eligible to receive an annual bonus with an initial target of 30% of her then-applicable base salary, subject to increase (but not decrease) in light of Dr. Izumi’s performance, external market conditions, the Company’s financial condition and performance and such other factors as the Board deems appropriate. Dr. Izumi’s employment agreement contains customary confidentiality, non-solicitation and intellectual property assignment provisions.

Pursuant to the employment agreement, in the event that Dr. Izumi is terminated without Cause (as defined in the employment agreement), as a result of death or Disability (as defined in the employment agreement), or Dr. Izumi resigns for Good Reason (as defined in the employment agreement), and subject to Dr. Izumi’s delivery of an effective release of claims, Dr. Izumi will be entitled to receive: (1) a lump sum cash payment, less applicable withholding taxes, in an amount equal to (a) one and one-half times her then-current base salary and (b) one and one-half times her then-current target bonus for the fiscal year in which such termination occurred as if all performance goals were achieved; (2) the acceleration in full of all unvested Equity Awards (as defined in the employment agreement) that would have been vested if Dr. Izumi had continued her employment for a period of 12 continuous months following her termination date, other than any performance-based Equity Awards, which will accelerate only to the extent provided in the applicable award agreement; and (3) at Dr. Izumi’s election, until the earlier of 18 months following her termination date or the date she becomes eligible for group health insurance through a new employer, continuation of health insurance coverage under COBRA and monthly cash payments equal to the costs of such COBRA benefits coverage, less applicable withholding taxes. In the event that Dr. Izumi is terminated without Cause or resigns for Good Reason within three months prior to, or within 12 months following, the consummation of a Change in Control (as defined in the employment agreement), she shall be entitled to receive the above payments, provided that all Equity Awards subject to time-based vesting will vest with respect to 100% of the shares underlying such Equity Awards.

Agreement with Alexander A. Seelenberger

On December 23, 2020, Alexander A. Seelenberger entered into an employment agreement with the Company to serve as Chief Financial Officer. Mr. Seelenberger’s employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Seelenberger’s annual base salary is $355,000. Mr. Seelenberger’s employment agreement provides that he is eligible to participate in the Company’s health and welfare benefit plans maintained for the benefit of Company employees. Subject to the terms and conditions established by the Board for such bonus plan, Mr. Seelenberger is eligible to receive an annual bonus with an initial target of 30% of his then-applicable base salary, subject to increase (but not decrease) in light of Mr. Seelenberger’s performance, external market conditions, the Company’s financial condition and performance and such other factors as the Board deems appropriate. Pursuant to his employment agreement, Mr. Seelenberger was granted a time-vested stock award consisting of an option to purchase 200,000 shares of Company Common Stock having an exercise price equal to the fair market value of the Company Common Stock on the grant date which, subject to continued employment, will vest with respect to 1/3rd of the underlying shares on the Effective Date (as defined in the employment agreement) and 1/36th of the underlying shares on each monthly anniversary of the Effective Date thereafter. Pursuant to his employment agreement, subject to Board approval, Mr. Seelenberger is also eligible to receive a performance-based stock award consisting of 15,000 RSUs which, subject to continued employment, will vest upon the achievement of the Earnouts (as defined in the employment agreement) and the issuance of Earnout Shares (as defined in the employment agreement) in accordance with Mr. Seelenberger’s restrictive stock unit agreement. Mr. Seelenberger’s employment agreement contains customary confidentiality, non-solicitation and intellectual property assignment provisions.

Pursuant to the employment agreement, in the event that Mr. Seelenberger is terminated without Cause (as defined in the employment agreement) or Mr. Seelenberger resigns for Good Reason (as defined in the employment agreement), and subject to Mr. Seelenberger’s delivery of an effective release of claims, Mr. Seelenberger will be entitled to receive: (1) a lump sum cash payment, less applicable withholding taxes, in an amount equal to (a) his then-current base salary and (b) his then-current target bonus for the fiscal year in which such termination occurred as if all performance goals were achieved; (2) the acceleration in full of all unvested Equity Awards (as defined in the employment agreement) that would have been vested if Mr. Seelenberger had continued his employment for a period of 12 continuous months following his termination date, other than any performance-based Equity Awards, which will accelerate only to the extent provided in the applicable award agreement; and (3) at Mr. Seelenberger’s election, until the earlier of six months following his termination date or the date he becomes eligible for group health insurance through a new employer, continuation of health insurance coverage under COBRA and monthly cash payments equal to the costs of such COBRA benefits coverage, less applicable withholding taxes. In the event that Mr. Seelenberger is terminated without Cause or resigns for Good Reason within three months prior to, or within 12 months following, the consummation of a Change in Control (as defined in the employment agreement), he shall be entitled to receive the above payments, provided that all Equity Awards subject to time-based vesting will vest with respect to 100% of the shares underlying such Equity Awards.

The foregoing descriptions of each of the employment agreements with Drs. Hamdy and Izumi and Mr. Seelenberger are summaries only and are qualified in their entirety by the full text of the employment agreements, copies of which are attached hereto as Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, and are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of Company Common Stock as of December 23, 2020, after giving effect to the closing of the Business Combination by:

•	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Company Common Stock;

•	each current named executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 13,984,441 shares of Company Common Stock (which include 2,760,011 shares of Company Common Stock constituting part of the Units) issued and outstanding as of December 23, 2020 and do not take into account any warrants, options other convertible securities issued and outstanding as of the date hereof or the issuance of any Earnout Shares pursuant to the Merger Agreement.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Company Common Stock.

Name and Address of Beneficial Owner	Number of Shares of Company Common Stock Beneficially Owned	Percentage of Outstanding Company Common Stock %
Five Percent Holders:
LifeSci Investments, LLC(1)	1,616,942	11.6
John Byrd(2)	1,618,199	11.6
Directors and Executive Officers:
Ahmed M. Hamdy(3)	1,618,199	11.6
Raquel E. Izumi(3)	1,618,199	11.6
Alexander A. Seelenberger(3)(4)	77,778	*
Laura I. Bushnell(3)	—	—
Brian J. Druker(3)	54,806	*
John H. Lee(3)	—	—
Christophe P. Lowe(3)	—	—
Mark A. McCamish(3)	—	—
Andrew I. McDonald(1)(3)	1,616,942	11.6
Francisco D. Salva(3)	—	—
All Directors and Executive Officers as a Group (10 Individuals)(3)(5)	4,985,924	35.7

*	Less than 1%.
(1)

Michael Rice, Andrew I. McDonald and Jonas Grossman are the managing members of LifeSci Investments, LLC. The business address of LifeSci Investments, LLC is c/o LifeSci Acquisition Corp., 250 W. 55th Street, #3401, New York, NY 10019.

(2)	The business address of John C. Byrd is 410 West 12th Ave., 405D, Columbus, OH 43210.
(3)	The business address of each of the individuals is c/o Vincera Pharma Inc., 4500 Great America Parkway, Suite 100 #29, Santa Clara, CA 95054.
(4)	Consists of options to purchase 77,778 shares of Company Common Stock exercisable within 60 days of December 23, 2020.
(5)

Consists of (i) 4,908,146 shares of Company Common Stock beneficially owned by the Company’s current executive and directors and (ii) options to purchase 77,778 shares of Company Common Stock vesting within 60 days of December 31, 2020.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of the Company are described in the Proxy Statement in the section entitled “Certain Transactions—Certain Transactions of Vincera Pharma” beginning on page 205 of the Proxy Statement, and is incorporated herein by reference.

On the Closing Date, the Company repaid an aggregate of $324,928.77 outstanding under a promissory note with Dr. Raquel E. Izumi, the Company’s Chief Operations Officer, in satisfaction in full of all principal and interest outstanding under the promissory note.

Legal Proceedings

Information about legal proceedings is set forth in the Proxy Statement in the section entitled “Vincera Pharma’s Business—Legal Proceedings” on page 178 of the Proxy Statement, and is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

The information set forth in the section entitled “Trading Market and Dividends” on page 30 of the Proxy Statement is incorporated herein by reference. Additional information regarding holders of the Company’s securities is set forth in the section entitled “Description of Registrant’s Securities to be Registered” below.

The Company Common Stock, Public Warrants and Units were historically quoted on The Nasdaq Capital Market under the symbols “LSAC,” “LSACW” and “LSACU,” respectively. On December 24, 2020, the Company Common Stock, Public Warrants and Units began trading on The Nasdaq Capital Market under the trading symbols “VINC,” “VINCW” and “VINCU,” respectively.

As of the Closing Date and following the completion of the Business Combination, the Company had approximately 13,984,441 shares of Company Common Stock (which include 2,760,011 shares of Company Common Stock constituting part of the Units) issued and outstanding held of record by 14 holders, approximately 6,563,767 Public Warrants (which include 2,760,011 Public Warrants constituting part of the Units) outstanding held of record by 1 holder, approximately 3,570,000 Private Warrants outstanding held of record by 3 holders, and approximately 2,760,011 Units outstanding held of record by 1 holder.

Dividends

The Company has not paid any cash dividends on Company Common Stock to date. The Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, the Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, the Company’s ability to pay dividends may be limited by covenants of any future outstanding indebtedness the Company or its subsidiaries incur. The Company does not anticipate declaring any cash dividends to holders of Company Common Stock in the foreseeable future.

Description of Registrant’s Securities to be Registered

A description of the Company’s securities is included in the Proxy Statement in the sections entitled “Description of LSAC’s Securities” and “Description of the Combined Company’s Securities” beginning on page 208 and 213, respectively, of the Proxy Statement, and are incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement in the section entitled “Directors, Executive Officers, Executive Compensation and Corporate  Governance—Directors and Executive Officers After the Business Combination—Limitation on Liability and Indemnification of Directors and Officers” beginning on page 198 of the Proxy Statement, and is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated by reference into this Item 2.01.

Recent Sales of Unregistered Securities

The disclosure set forth in the “Introductory Note” above and the information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities of the Company issued pursuant to the Merger Agreement have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K under the heading “Amendments to Articles of Incorporation and Bylaws” is incorporated herein by reference.

Item 5.01	Changes in Control of the Registrant.

The information set forth in the section entitled “Introductory Note” and in the sections entitled “Voting and Support Agreement” in Item 1.01 and “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections entitled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Vincera Pharma, Inc. 2020 Stock Incentive Plan

At the Special Meeting, the stockholders of the Company considered and approved the 2020 Plan. The 2020 Plan was previously approved, subject to stockholder approval, by the board of directors of LSAC on December 16, 2020. The 2020 Plan became effective upon the closing of the Business Combination. A description of the 2020 Plan is included in the Proxy Statement in the section entitled “Proposal No. 5—The Equity Incentive Plan Proposal” beginning on page 115 of the Proxy Statement, and is incorporated herein by reference.

The foregoing description of the 2020 Plan is qualified in its entirety by the full text of the 2020 Plan and the Forms of Stock Option Agreement, Notice of Exercise, Stock Option Grant Notice, Restricted Stock Unit Agreement and Restricted Stock Agreement under the 2020 Plan, which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation and Bylaws

On December 22, 2020, the Company’s stockholders approved and adopted the Second Amended and Restated Certificate of Incorporation at the Special Meeting, which became effective upon filing with the Secretary of State of the State of Delaware on December 23, 2020. On December 16, 2020, the board of directors of LSAC approved and adopted the Amended and Restated Bylaws, which became effective as of the Effective Time.

Copies of the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The description of the Second Amended and Restated Certificate of Incorporation and the general effect thereof and the Amended and Restated Bylaws upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the sections entitled “Proposal No. 2—The Charter Amendment Proposal” beginning on page 109 and “Description of the Combined Company’s Securities—Certain Anti-Takeover Provisions of Delaware Law” beginning on page 214 of the Proxy Statement, and are incorporated herein by reference.

Change in Fiscal Year

On December 23, 2020, as a result of the closing of the Business Combination, the Board adopted resolutions to change the Company’s fiscal year end from June 30 (LSAC’s fiscal year end) to December 31 (Legacy Vincera Pharma’s fiscal year end), effective immediately. The Company is not required to file a transition report on Form 10-KT and plans to report the financial results of the Combined Company for the fiscal year ending December 31, 2020 on an Annual Report on Form 10-K.

Item 5.06	Change in Shell Company Status.

As a result of the Merger, which fulfilled the definition of a business combination as required by the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the closing of the Business Combination, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the closing of the Business Combination. A description of the Business Combination and the terms of the Merger Agreement are included in the Proxy Statement in the sections entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 89 and “The Merger Agreement” beginning on page 102 of the Proxy Statement, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The historical audited consolidated financial statements of Legacy Vincera Pharma as of September 30, 2020 and for the year ended December 31, 2019 and the related notes are included in the Proxy Statement beginning on page F-3 of the Proxy Statement, and is incorporated herein by reference.

(b)    Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2019 and as of and for the nine months ended September  30, 2020 are included in the Proxy Statement in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 131 of the Proxy Statement, and is incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

2.1+	Merger Agreement by and among LifeSci Acquisition Corp., LifeSci Acquisition Merger Sub Inc., Vincera Pharma, Inc. and Raquel E. Izumi, as representative of the stockholders of Vincera Pharma Inc., dated September 25, 2020.

3.1	Second Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

4.1	Form of Common Stock Certificate.

4.2	Form of Warrant.

4.3

Warrant Agreement by and between LifeSci Acquisition Corp. and Continental Stock Transfer & Trust Company, dated March 5, 2020 (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed on November 10, 2020).

4.4	Amended and Restated Registration and Stockholder Rights Agreement by and among the Company and certain stockholders of the Company, dated December 23, 2020.

4.5	Voting and Support Agreement by and among the Company and certain stockholders of the Company, dated December 23, 2020.

10.1#	Form of Indemnification Agreement by and between the Company and its directors and officers.

10.2#	Vincera Pharma, Inc. 2020 Stock Incentive Plan.

Exhibit No.	Description

10.3#	Forms of Stock Option Agreement, Notice of Exercise, Stock Option Grant Notice, Restricted Stock Unit Agreement, and Restricted Stock Agreement under the Vincera Pharma, Inc. 2020 Stock Incentive Plan.

10.4#	Executive Employment Agreement by and between the Company and Dr. Ahmed M. Hamdy, dated December 23, 2020.

10.5#	Executive Employment Agreement by and between the Company and Dr. Raquel E. Izumi, dated December 23, 2020.

10.6#	Executive Employment Agreement by and between the Company and Alexander A. Seelenberger, dated December 23, 2020.

10.7+*	Bayer License Agreement by and among Vincera Pharma, Inc., Bayer Aktiengesellschaft and Bayer Intellectual Property GmbH, dated October 7, 2020.

10.8	Promissory Note by and between the Company and Raquel E. Izumi, dated August 9, 2020.

10.9	Standard Industrial/Commercial Multi-Tenant Lease – Gross Agreement by and between the Vincera Pharma Inc. and Hohbach Realty Company Limited Partnership, dated November 18, 2020.

10.10	Form of Resale Lock-up Agreement by and between the Company and certain stockholders of the Company, dated December 23, 2020.

10.11	Letter Agreements by and among LifeSci Acquisition Corp. and LifeSci Acquisition Corp.’s officers, directors and initial stockholders, dated March 5, 2020 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on November 10, 2020).

10.12	Stock Escrow Agreement by and among LifeSci Acquisition Corp., Continental Stock Transfer & Trust Company and LifeSci Acquisition Corp.’s initial stockholders, dated March 5, 2020 (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed on November 10, 2020).

21.1	Subsidiaries of the Company.

99.1	Historical audited financial statements as of December 31, 2019 and for the period from March 1, 2019 (inception) through December 31, 2019 and unaudited condensed financial statements as of and for the nine months ended September 30, 2020.

99.2	Unaudited pro forma condensed combined financial information.

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates management contract or compensatory plan or arrangement.
*	Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2020

VINCERA PHARMA, INC.

By:	/s/ Ahmed M. Hamdy
Ahmed M. Hamdy
President and Chief Executive Officer